                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, and 33-30841) and in the Registration Statements on Form S-8 (Nos. 33-38747 and 33-59627) of Acme Metals Incorporated of our report dated January 24, 1997 appearing on page 34 in this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
March 17, 1997